Exhibit 5.3

Linklaters LLP
World Trade Centre Amsterdam
Zuidplein 180
1077 XV Amsterdam
Telephone (31 20) 799 6200
Facsimile (31 20) 799 6300

To:	Suzano Netherlands B.V.
Barbara Strozzilaan 201
1083 HN Amsterdam
The Netherlands

30 April 2025

Suzano Netherlands B.V. (the “Company”) – Form F-3 Registration Statement

1	We have acted as your Dutch legal advisers in connection with the Form F-3 registration statement filed with the United States Securities and Exchange Commission on 30 April 2025 (the “Registration Statement”) relating to the shelf registration (the “Registration”) under the United States Securities Act of 1933 (as amended) (the “Securities Act”) of, inter alia, debt securities of the Company (the “Dutch Securities”) which, if issued, will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest by Suzano S.A. (the “Guarantor”), a Brazilian corporation. The Dutch Securities relating thereto may be issued from time to time pursuant to the Indenture (as defined in the Schedule to this opinion). We have taken instructions solely from the Company.

2	This opinion is limited to Dutch law as applied by the Dutch courts and published in print and in effect on the date of this opinion, excluding tax law, the laws of the European Union (insofar as not implemented or incorporated in Dutch law) and market abuse, competition and procurement laws. This opinion is given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in Dutch law after the date of this opinion. It is given in accordance with customary Dutch legal practice and on the basis that it and all matters relating to it will be governed by and construed in accordance with Dutch law. In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The Dutch concepts concerned may not be identical to the concepts described by the English terms as they may exist or be interpreted under the laws of jurisdictions other than the Netherlands.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined (together with certain other terms used herein) in the Schedule to this letter. Our examination has been limited to the text of the documents. In addition, we have obtained the following confirmations given by telephone or otherwise on the date of this opinion:

3.1	Confirmation from the Chamber of Commerce that the Trade Register Extract is up to date in all respects material for this opinion.

3.2	Confirmation from the central insolvency register (centraal insolventieregister) that the Company is not registered as having been declared bankrupt (failliet verklaard) or granted suspension of payments (surseance verleend) or preparing a public pre-insolvency scheme (openbare akkoordprocedure).

4	We have assumed the following:

4.1	All copy documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned and, if an electronic signature (elektronische handtekening), it was placed by the person whose electronic signature it purports to be or upon such person’s instruction.

4.3	All documents were at their date, and have through the date hereof remained, accurate, complete and in full force and effect without modification, and have been or will have been executed in the same form as examined by us for the purposes of this opinion and, in the case of the Dutch Securities, authenticated, effectuated (where required), issued, accepted and paid for in compliance with the Indenture. All confirmations referred to in paragraph 3 are true.

4.4	The Company has not (i) had its assets placed under administration (onder bewind gesteld), (ii) been dissolved (ontbonden), merged (gefuseerd) or split up (gesplitst), (iii) been subjected to any prevention, intervention or resolution measure or any recovery or resolution tool, power, action or other measure or proceeding however described under or pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht) or applicable European regulation (including without limitation Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions (the Bank Recovery and Resolution Directive) or Regulation (EU) No. 806/2014 (the Single Resolution Mechanism Regulation)) (collectively, “Measures”) or (iv) registered itself as preparing for a pre-insolvency scheme (akkoord) or been subjected to any one of the insolvency and winding-up proceedings listed in Annex A to Regulation (EU) 2015/848 on insolvency proceedings (recast) or to the appointment of a restructuring expert (herstructureringsdeskundige) (“Insolvency Proceedings”, including, inter alia, bankruptcy (faillissement)).

4.5	The entry into and performance of the Indenture and the transactions contemplated thereby, including any issues of Dutch Securities, are conducive to the corporate objects and in the interest of the Company.

4.6	The resolutions referred to in the Schedule have been validly passed, and any conditions and limitations contained therein have been or will have been complied with. The resolution of the Company’s management board is not subjected to the approval of the Company’s general meeting. Each issue of Dutch Securities will have been validly authorised by the Company.

4.7	No advice is required from any works council in connection with the Registration, the Company’s entry into and performance of the Indenture and issue and performance of the Dutch Securities.

4.8	The Indenture has been, and any powers of attorney have been or will have been, signed on behalf of the Company by such member or members of its management board as required under its articles of association or, in the case of the Indenture, by a person or persons duly authorised to do so under a valid power of attorney, if in facsimile with the approval of the signatory.

4.9	No member of the Company’s management board has a conflict of interest (tegenstrijdig belang) with respect to the Registration, the Dutch Securities or the Indenture (or the transactions contemplated thereby).

4.10	All documents and their entry into and performance are within the capacity and powers (corporate and otherwise) of, and have been or will have been validly authorised, entered into and duly performed by, each party thereto other than the Company.

4.11	All documents (including the Dutch Securities), including any governing law provisions contained therein, are valid, binding and enforceable on each party (including the Company) under the law to which they are expressed to be subject where that is not Dutch law, and under any applicable law other than Dutch law. Words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by Dutch law. The Dutch Securities are not in bearer form but in registered form.

4.12	Insofar as any obligation of the Company under the Indenture or the Dutch Securities falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction.

4.13	There are no provisions of any law, other than Dutch law, which may apply to the Dutch Securities or the Indenture (or the transactions contemplated thereby) or to any power of attorney issued by the Company, which would affect this opinion.

4.14	No Dutch Securities will be admitted to trading on a regulated market and no Dutch Securities will be offered in the Netherlands.

4.15	No Dutch Securities will be issued beyond the maximum amount as may be authorised by the management board of the Company and approved by its general meeting if required.

4.16	The Dutch Securities will be issued with terms and conditions that make the Dutch Securities neither qualify as game or wager (spel en weddenschap) within the meaning of the Dutch Civil Code nor fall within the scope of the Games of Chance Act (Wet op de kansspelen).

4.17	The Company complies and will continue to comply with the conditions for one of the exemptions contained in the Financial Supervision Act from the requirement to be authorised or licensed as a bank, including, inter alia, that the Company is a subsidiary of the Guarantor.

5	In our opinion:

5.1	The Company has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

5.2	The Company has the corporate power to enter into and perform the Indenture and to issue and perform the Dutch Securities.

5.3	The Company has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

5.4	The Company has validly signed the Indenture.

5.5	The entry into and performance of the Indenture and the issue and performance of the Dutch Securities by the Company does not violate Dutch law or its articles of association.

5.6	Under Dutch law and in accordance with and subject to Regulation (EC) No 593/2008 on the law applicable to contractual obligations (Rome I) (the “Rome I Regulation”), the choice of New York law as the governing law of the Indenture and the Dutch Securities is recognised as a valid choice of law and accordingly New York law governs the validity, binding effect and enforceability of the Indenture and the Dutch Securities against the Company.

6	This opinion is subject to any matters not disclosed to us and to the following qualifications:

6.1	The term “enforceability” as used above (including the term “binding effect” in relation to proceedings in a Dutch court to enforce a judgment rendered by a New York court or otherwise), or any other reference by whatever term to enforcement, means that the obligations assumed by the relevant party under the relevant document are of a type which the Dutch courts enforce. It does not mean that those obligations (or such judgment) will necessarily be enforced in all circumstances in accordance with their (or its) terms. We do not express any opinion as to whether specific performance or in-junctive relief would be available.

6.2	This opinion is limited by, and therefore we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding, Measure, resolution, insolvency, liquidation (ontbinding en vereffening), reorganisation, fraudulent conveyance (Actio Pauliana) and other laws relating to or affecting the rights of creditors, and any sanctions and measures implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977) or European Union regulations or otherwise by international sanctions.

6.3	Under Dutch law, a power of attorney does not preclude the principal from performing the legal acts covered by the power of attorney and can be made irrevocable only insofar as it is granted for the purpose of performing a legal act in the interest of the attorney or a third party and subject to any amendments made or limitations imposed by the court on serious grounds (gewichtige redenen). Each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by a company, will terminate by force of law and without notice, upon bankruptcy of the company or the death of or termination by the attorney or the attorney being placed under guardianship or the attorney being disqualified as a director of the company, and will cease to have effect upon the company having been granted a suspension of payments or subjected to Measures. This qualification would also apply to the extent that the appointment of a process agent or other agent were to be deemed to constitute a power of attorney or a mandate.

6.4	If a facsimile signature is used for the Dutch Securities, each signatory should consent to such use of his signature and evidence of such consent may be required for the enforcement of the Dutch Securities in the Netherlands. If a Dutch Security is signed on behalf of the Company (manually, electronically or in facsimile) by a person who is a duly authorised representative of the Company on signing but no longer on the actual issue date of the Dutch Security, enforcement of the Dutch Security in the Netherlands may require that the holder thereof presents both the Dutch Security and evidence of the agreement of the Company to also be bound in such circumstances and evidence of the consent of the signatory.

6.5	A provision in an agreement requiring, forbidding or restricting a company to take any action that falls within the powers of its general meeting, or similar corporate body, may not be enforceable.

6.6	We do not express any opinion as to any “deemed” action or absence thereof.

6.7	To the extent Dutch law applies, an indemnity will not be enforceable if the damage, loss, cost, liability or expense against which a person or legal entity is indemnified is a result of wilful misconduct or gross negligence of such person or entity or if such person or entity did not act in good faith.

6.8	Dutch law does not know the concept of trust as this is known under common law, nor the concept of suspense account, and we do not express any opinion in respect thereof. Any provision pursuant to which moneys or goods are to be held in trust by one party for another party or are to be segregated from the other assets of the party concerned (or provisions having a similar intended effect) may not be enforceable in the Netherlands.

6.9	To the extent Dutch law applies, any provision to the effect that no holder of a Dutch Security shall have any right to institute any action or proceeding, judicial or otherwise, with respect to the Dutch Securities or the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, may not be enforceable in all circumstances.

6.10	To the extent Dutch law applies, any provision to the effect that in any proceedings initiated by the Trustee, the Trustee shall be held to represent all holders of the Dutch Securities to which such proceedings relate, and that it shall not be necessary to make any holders of Dutch Securities party to such proceedings, may not be enforceable in all circumstances.

6.11	The enforcement in the Netherlands of the Indenture, the Dutch Securities and foreign judgments will be subject to Dutch rules of civil procedure. A Dutch court may mitigate amounts due in respect of litigation and collection costs.

6.12	A Dutch court may decline jurisdiction if concurrent proceedings are being brought elsewhere. We express no opinion on competing judgments resulting from any concurrent proceedings.

6.13	Claims may become barred by limitation periods or may be or become subject to set-off or counterclaim.

6.14	The admissibility of a choice of jurisdiction (such as for courts in the United States) and the procedural consequences of such choice are determined by the laws of the chosen jurisdiction.

6.15	In proceedings before a court of the Netherlands the service of process against the Company other than by personal delivery by a bailiff of the courts of the Netherlands (gerechtsdeurwaarder) and in accordance with the applicable treaties will not be considered by the court to constitute valid service of process, notwithstanding any provision to the contrary in the Indenture or the Dutch Securities.

6.16	To the extent that Dutch law applies to the transfer of title to a Dutch Security, this requires delivery (levering) pursuant to a valid agreement (geldige titel) by a transferor who has power to pass on title to that Dutch Security (beschikkingsbevoegdheid).

6.17	To the extent that Dutch law is applicable to the Dutch Securities or any transfer thereof, any provision to the effect that the (registered) holder of a Dutch Security may be treated as the absolute owner thereof or solely entitled thereto may not be enforceable in all circumstances.

6.18	We do not express any opinion as to any co-ownership interest in, or transfer of, any Dutch Security.

6.19	To the extent that any provisions of the Dutch Securities or the Indenture are general conditions (algemene voorwaarden) within the meaning of Section 6:231 of the Dutch Civil Code, a holder of Securities may nullify (vernietigen) a provision therein if (i) the Company has not offered the holder of Dutch Securities a reasonable opportunity to examine the terms and conditions of the Dutch Security or the Indenture or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous (onredelijk bezwarend) to the holder of Dutch Securities.

6.20	To the extent Dutch law applies, as to the acquisition of Dutch Securities by their issuer, Dutch Securities will be cancelled by operation of law.

6.21	We do not express any opinion as to the authority of any of the parties other than the Company to perform the provisions of the Indenture applicable to it.

6.22	We do not express any opinion as to any specific issue of Dutch Securities, which we may do in a separate opinion or reliance letter referring to this programme opinion.

6.23	It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statements of belief or opinion contained in the Registration Statement (including the prospectus contained therein), or that no material facts have been omitted from it.

6.24	The Trade Register Extract and the confirmations referred to in paragraph 3 do not provide conclusive evidence that the information set out in the Trade Register Extract is correct or that the Company has not become the subject of an Insolvency Proceeding or Measure.

6.25	We do not express any opinion as to facts.

7	This opinion is addressed to you solely for your benefit in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Validity of Securities” and “Exhibits” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

Schedule

1	An electronic certified copy of an extract from the trade register (the “Trade Register Extract”) obtained from the chamber of commerce (the “Chamber of Commerce”) regarding the Company dated 30 April 2025.

2	A copy of a notarial copy of the Company’s deed of incorporation dated 12 December 2024 including the articles of association, as obtained from and according to the Chamber of Commerce.

3	A print-out of an electronic copy of a written resolution of the management board of the Company dated 28 April 2025, confirming certain matters with respect to the Registration and the Indenture.

4	A print-out of an electronic copy of the Registration Statement (but excluding any documents incorporated by reference in it and any exhibits to it, save for the form of Indenture referred to below).

5	A print-out of an electronic copy of an executed base indenture relating to the Dutch Securities dated 30 April 2025 between the Company as issuer, the Guarantor as guarantor and The Bank of New York Mellon as trustee (the “Trustee”) (the “Indenture”) (to be supplemented with a supplemental indenture at the time of closing of the Company’s next issuance of Dutch Securities under the Registration Statement to be executed between the same parties that will provide for the specific terms of the issued Dutch Securities).

References to “documents” are to any and all documents mentioned in this Schedule including the Dutch Securities, unless the context requires otherwise.